UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6 33634
5519 West Idlewild Avenue Tampa, Florida, United States
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 672-1900

(813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information discussed under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 30, 2014, the United Kingdom / Europe (“U.K.”) Business Unit of Cott Corporation (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) pursuant to which it acquired on that date all of the issued share capital of Aimia Foods Holdings Limited (“Aimia”). Aimia, a privately-held company headquartered in Merseyside, United Kingdom, manufactures, sells and distributes food and beverages, including hot chocolate, coffee, malt drinks, creamers/whiteners and cereals.

The purchase price under the Purchase Agreement includes the payment of approximately $80 million at closing plus an adjustment for working capital, $33 million in deferred consideration payable in September 2014, and on-target earnout consideration of $20 million, with a minimum earnout consideration of $13 million and a maximum earnout consideration of $27 million. The purchase price will be funded with available cash and borrowings under Cott’s asset based lending facility. The Purchase Agreement contains representations, warranties, covenants and conditions that the Company believes are customary for a transaction of this size and type, as well as indemnification provisions subject to specified limitations.

The description of the Purchase Agreement appearing in this Current Report on Form 8-K is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The Company intends to file the financial statements relating to the acquisition described in Item 2.01 above under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information

The Company intends to file pro forma financial information relating to the acquisition described in Item 2.01 above under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1*	Share Purchase Agreement, dated as of May 30, 2014, by and among Robert Unsworth and the shareholders of Aimia Foods Holdings Limited identified therein, Cott Ventures Limited, the Company, and Cott Beverages Limited.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the Purchase Agreement. The Company hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)
June 2, 2014
	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Share Purchase Agreement, dated as of May 30, 2014, by and among Robert Unsworth and the shareholders of Aimia Foods Holdings Limited identified therein, Cott Ventures Limited, the Company, and Cott Beverages Limited.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the Purchase Agreement. The Company hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.